October 2011 Filed pursuant to Rule 433 dated September 28, 2011 relating to Preliminary Pricing Supplement No. 1,011 dated September 28, 2011 to Registration Statement No. 333-156423
STRUCTURED INVESTMENTS
Opportunities in Equities
Participation Securities Linked to Global Equities due October    , 2014
Based on a Performance Allocation Basket Composed of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund
Unlike ordinary debt securities, the securities do not pay interest and do not guarantee any return of principal at maturity.  Instead, at maturity you will receive for each security that you hold an amount in cash that will vary depending on the performance of a basket composed of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund.  We refer to each of these ETFs as a basket component.    The weighting for each basket component is not set at the beginning of the term of the securities.  Instead, in measuring the performance of the basket as a whole on the determination date, the basket component with the best performance will be allocated a weighting of 55%, the basket component with the second-best performance will be allocated a weighting of 45% and the basket component with the worst performance will be allocated a weighting of 0%.  The payment at maturity per security will equal the stated principal amount of $10 plus the product of $10 times the basket performance of this performance allocated weighted basket, as measured on October    , 2014, which we refer to as the determination date. If the basket performance is positive, meaning that the weighted basket has appreciated, the payment at maturity per security will be greater than the stated principal amount; however, if the basket performance is negative, meaning that the weighted basket has depreciated, the payment at maturity per security will be less, and possibly significantly less, than the stated principal amount. The securities are senior unsecured obligations of Morgan Stanley and all payments on the securities are subject to the credit risk of Morgan Stanley. There is no minimum payment at maturity, and accordingly, you could lose all of your initial investment in the securities.
SUMMARY TERMS
Issuer:	Morgan Stanley
Issue price:	$10 per note
Stated principal amount:	$10 per note
Aggregate principal amount:	$
Pricing date:	October , 2011
Original issue date:	October , 2011 (3 business days after the pricing date)
Maturity date:	October , 2014
Interest:	None
Basket:	Basket components	Bloomberg ticker*	Initial price
	SPDR® S&P 500® ETF Trust (the “SPY shares”)	SPY
	iShares® MSCI Emerging Markets Index Fund (the “EEM shares”)	EEM
	iShares® MSCI EAFE Index Fund (the “EFA shares”)	EFA

*Bloomberg ticker symbols are being provided for reference purposes only.  With respect to each basket component, the initial price and the final price will be determined as set forth under “Description of Securities—Initial Value” and “—Final Value” in the accompanying preliminary pricing supplement

Payment at maturity:	The payment at maturity per note will equal: $10 + ($10 × the basket performance)
Basket performance:
The sum of the performance values for each of the basket components.  The performance value for each basket component will be (i) the final price for such basket component less its initial price, divided by such initial price times (ii) the applicable weighting.

Weightings:
The weighting for each basket component is not set at the beginning of the term of the securities and will instead be set on the determination date based on the relative performance of the basket components against each other as follows: The basket component with the best performance will be assigned a weighting of 55%, the basket component with the second-best performance will be assigned a weighting of 45% and the basket component with the worst performance will be assigned a weighting of 0%.

Initial price:	The initial price for each basket component will equal the closing price of one share of such basket component on the pricing date.
Final price:
The final price for each basket component will equal the closing price of one share of such basket component on the determination date, times the relevant adjustment factor. The adjustment factor for each basket component is 1.0, subject to change upon certain events affecting the basket component.

Determination date:	October , 2017, subject to adjustment for non-trading days and certain market disruption events
CUSIP/ISIN:	61760P783/US61760P7832
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Commissions and Issue Price:	Price to Public(1)	Agent’s Commissions(1)(2)	Proceeds to Issuer
Per note	$10	$0.30	$9.70
Total	$	$	$
(1)
The actual price to public and agent’s commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of securities purchased by that investor.  The lowest price payable by an investor is $9.90 per security.  Please see “Syndicate Information” on page 7 for further details.

(2)
Selected dealers, including Morgan Stanley Smith Barney LLC (an affiliate of the Agent), and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of $0.30 for each note they sell.  For more information, see “Description of Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” in the accompanying preliminary pricing supplement and “Plan of Distribution” in the accompanying prospectus supplement.

You should read this document together with the preliminary pricing supplement describing the offering and the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Preliminary Pricing Supplement No. 1,011 dated September 28, 2011
Prospectus Supplement dated December 23, 2008                    Prospectus dated December 23, 2008

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and the offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

Participation Securities Linked to Global Equities due October    , 2014
Based on a Performance Allocation Basket Composed of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund

Investment Overview

Participation Securities Linked to Global Equities

The Participation Securities Linked to Global Equities due October    , 2014 Based on a Performance Allocation Basket Composed of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund (the “securities”) provide investors with an opportunity for participation in the return of the two best-performing basket components, as measured on the determination date.  The weighting for each basket component is not set at the beginning of the term of the securities and will instead be set on the determination date based on the relative performance of the basket components against each other as follows: The basket component with the best performance will be assigned a weighting of 55%, the basket component with the second-best performance will be assigned a weighting of 45% and the basket component with the worst performance will be assigned a weighting of 0%.

Maturity:	3 years
Payment at maturity:	$10 + ($10 × basket performance)
Basket performance:
The sum of the performance values for each of the basket components.  The performance value for each basket component will be (i) the final price for such basket component less its initial price, divided by such initial price times (ii) the applicable weighting.

Weightings:
The basket component with the best performance will be assigned a weighting of 55%, the basket component with the second-best performance will be assigned a weighting of 45% and the basket component with the worst performance will be assigned a weighting of 0%.

Minimum return:	None
Interest:	None

Basket Overview

The basket consists of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund.  For more information on the individual basket components, see “Information about the Basket Components” on page 15 of this document.

Basket Component Information as of September 27, 2011
	Bloomberg Ticker Symbol*	Current Basket Component Value	52 Weeks Ago	52 Week High	52 Week Low
SPDR® S&P 500® ETF Trust	SPY	$117.54	$114.27	$136.43 (on 4/29/2011)	$112.26 (on 8/8/2011)
iShares® MSCI Emerging Markets Index Fund	EEM	$37.58	$44.04	$50.20 (on 4/26/2011)	$34.95 (on 9/22/2011)
iShares® MSCI EAFE Index Fund	EFA	$49.35	$55.10	$63.87 (on 5/2/2011)	$46.66 (on 9/22/2011)

*Bloomberg ticker symbols are being provided for reference purposes only.  With respect to each basket component, the initial price and the final price will be determined as set forth under “Description of Securities—Initial Value” and “—Final Value” in the accompanying preliminary pricing supplement.

October 2011	Page 2

Participation Securities Linked to Global Equities due October    , 2014
Based on a Performance Allocation Basket Composed of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund

Key Investment Rationale

The securities offer an opportunity for 100% participation in the return of the two best-performing basket components, as measured on the determination date, subject to the credit risk of Morgan Stanley.

Weightings set on the determination date
The weighting for each basket component is not set at the beginning of the term of the securities and is instead set on the determination date based on the relative performance of the basket components against each other as follows:

The best-performing basket component is weighted at 55%, the second-best performing basket component at 45% and the worst-performing basket component at 0%.
Best case scenario	The basket increases in value and, at maturity, the securities redeem for more than the stated principal amount of $10 in proportion to the positive basket performance.
Worst case scenario	The basket declines in value and you lose some or all of your initial investment.

Summary of Selected Key Risks (see page 10)

¡	Unlike ordinary debt securities, the securities do not pay interest or guarantee the return of any principal.

¡	Changes in the price of one or more of the basket components may offset each other.

¡	Market price influenced by many unpredictable factors.

¡	The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.

¡	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the basket components.

¡	Adjustments to any of the basket components could adversely affect the value of the securities.

¡	The basket components and the S&P 500® Index, the MSCI Emerging Markets Index® or the MSCI EAFE Index® are different.

¡	There are risks associated with investments in securities, such as the securities, linked to the value of foreign (and especially emerging markets) equity securities.

¡	Investing in the securities is not equivalent to investing in the basket components.

¡	The securities will not be listed on any securities exchange and secondary trading may be limited.

¡	The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

¡	Hedging and trading activity by our subsidiaries could potentially affect the value of the securities.

¡	The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.

¡	The U.S. federal income tax consequences of an investment in the securities are uncertain.

October 2011	Page 3

Participation Securities Linked to Global Equities due October    , 2014
Based on a Performance Allocation Basket Composed of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund

Fact Sheet

The securities are senior unsecured obligations of Morgan Stanley, will pay no interest and have the terms described in the accompanying preliminary pricing supplement, the prospectus supplement and the prospectus.  The weighting for each basket component is not set at the beginning of the term of the securities.  Instead, in measuring the performance of the basket as a whole on the determination date, the basket component with the best performance will be allocated a weighting of 55%, the basket component with the second-best performance will be allocated a weighting of 45% and the basket component with the worst performance will be allocated a weighting of 0%.  The payment at maturity per security will equal the stated principal amount of $10 plus the product of $10 times the basket performance of this performance allocated weighted basket.  The securities are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the securities, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Expected Key Dates
Pricing Date	Original Issue Date (Settlement Date)	Maturity Date
October , 2011	October , 2011 (3 business days after the pricing date)	October , 2014, subject to postponement as described below
Key Terms
Issuer:	Morgan Stanley
Issue price:	$10 per note
Stated principal amount:	$10 per note
Denominations:	$10 per note and integral multiples thereof
Aggregate principal amount:	$
Interest:	None
Basket:	Basket components	Bloomberg ticker*	Initial price
	SPDR® S&P 500® ETF Trust	SPY
	iShares® MSCI Emerging Markets Index Fund	EEM
	iShares® MSCI EAFE Index Fund	EFA

*Bloomberg ticker symbols are being provided for reference purposes only.  With respect to each basket component, the initial price and the final price will be determined as set forth under “Description of Securities—Initial Value” and “—Final Value” in the accompanying preliminary pricing supplement

Payment at maturity:	The payment at maturity per note will equal: $10 + ($10 × the basket performance)
Basket performance:
The sum of the performance values for each of the basket components.  The performance value for each basket component will be (i) the final price for such basket component less its initial price, divided by such initial price times (ii) the applicable weighting.

Weightings:
The weighting for each basket component is not set at the beginning of the term of the securities and will instead be set on the determination date based on the relative performance of the basket components against each other as follows: The basket component with the best performance will be assigned a weighting of 55%, the basket component with the second-best performance will be assigned a weighting of 45% and the basket component with the worst performance will be assigned a weighting of 0%.

Initial price:	The initial price for each basket component will equal the closing price of one share of such basket component on the pricing date.
Final price:
The final price for each basket component will equal the closing price of one share of such basket component on the determination date, times the relevant adjustment factor. The adjustment factor for each basket component is 1.0, subject to change upon certain events affecting the basket component.

Determination date:	October , 2014, subject to adjustment for non-trading days and certain market disruption events
Postponement of maturity date:
If the determination date for any basket component is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be the second business day following such determination date as postponed.

Risk factors:	Please see “Risk Factors” beginning on page 10.

October 2011	Page 4

Participation Securities Linked to Global Equities due October    , 2014
Based on a Performance Allocation Basket Composed of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund

General Information
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	61760P783
ISIN:	US61760P7832
Minimum ticketing size:	$1,000 / 100 securities
Tax considerations:
You should note that the discussion under “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities offered under this document and is superseded by the following discussion.

Although the issuer believes that, under current law, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes, there is uncertainty regarding the U.S. federal income tax consequences of an investment in a security.

Assuming this treatment of the securities is respected, the following U.S. federal income tax consequences should result based on current law:

•	a U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange, and
•
upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities.  Subject to the discussion below concerning the potential application of the “constructive ownership” rule under Section 1260 of the Internal Revenue Code of 1986, as amended, any gain or loss recognized upon sale, exchange or settlement of a security should be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at such time, and short-term capital gain or loss otherwise.

Because a security is linked to shares of exchange-traded funds, although the matter is not clear, there is a substantial risk that an investment in a security will be treated as a “constructive ownership transaction.”  If this treatment applies, it is not clear to what extent any long-term capital gain of the U.S. Holder in respect of the security will be recharacterized as ordinary income (which ordinary income would also be subject to an interest charge).  U.S. investors should read the section entitled “United States Federal Taxation – Tax Consequences to U.S. Holders – Tax Treatment of the Securities – Possible Application of Section 1260 of the Code” in the accompanying preliminary pricing supplement for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime (as discussed above).  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying preliminary pricing supplement and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership regime, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York Mellon (as successor Trustee to JPMorgan Chase Bank, N.A.)
Calculation agent:	MS & Co.

October 2011	Page 5

Participation Securities Linked to Global Equities due October    , 2014
Based on a Performance Allocation Basket Composed of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund

Use of proceeds and hedging:
The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

On or prior to the pricing date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the securities by taking positions in securities underlying the basket components, in futures or options contracts on the basket components or their component securities listed on major securities markets, or instruments that we may wish to use in connection with such hedging.  Such purchase activity on or prior to the pricing date could potentially increase the price of the basket components on the pricing date, and, therefore, the price at which the basket components must close on the determination date before you would receive at maturity a payment that exceeds the stated principal amount of the securities.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the securities, including on the determination date, by purchasing and selling the securities underlying the basket components, futures or options contracts on the basket components or their component securities listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities, futures or options contracts, or instruments on the determination date.  We cannot give any assurance that our hedging activities will not affect the price of the basket components and, therefore, adversely affect the price of the basket components on the determination date or the payment that you will receive at maturity.  For further information on our use of proceeds and hedging, see “Description of Securities––Use of Proceeds and Hedging” in the accompanying preliminary pricing supplement.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such

October 2011	Page 6

Participation Securities Linked to Global Equities due October    , 2014
Based on a Performance Allocation Basket Composed of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund

purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., Morgan Stanley or Morgan Stanley Smith Barney LLC (“MSSB”) or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:
Client accounts over which Citigroup Inc., Morgan Stanley, MSSB or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
The agent may distribute the securities through MSSB, as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc ("MSIP") and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley. Selected dealers, including MSSB, and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of $0.30 for each note they sell.

MS & Co. is our wholly-owned subsidiary.  MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Description of Securities—Supplemental Information Concerning Plan of Distribution; Conflicts of Interest” and “—Use of Proceeds and Hedging” in the accompanying preliminary pricing supplement.

Contact:
MSSB clients may contact their local MSSB branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

Syndicate Information
Issue price	Selling concession	Principal amount of securities for any single investor
$10.00	$0.30	<$1MM
$9.95	$0.25	≥$1MM and <$3MM
$9.925	$0.225	≥$3MM and <$5MM
$9.90	$0.20	≥$5MM

The agent may reclaim selling concessions allowed to dealers in connection with the offering, if, within 30 days of the offering, the agent repurchases the securities distributed by such dealers.

This offering summary represents a summary of the terms and conditions of the securities.  We encourage you to read the accompanying preliminary pricing supplement, prospectus supplement and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

October 2011	Page 7

Participation Securities Linked to Global Equities due October    , 2014
Based on a Performance Allocation Basket Composed of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund

Hypothetical Payouts on the Securities

At maturity, for each $10 stated principal amount of securities that you hold, you will receive the stated principal amount of $10 plus the product of $10 times the basket performance.

In measuring the performance of the basket as a whole on the determination date, the basket component with the best performance will be assigned a weighting of 55%, the basket component with the second-best performance will be assigned a weighting of 45% and the basket component with the worst performance will be assigned a weighting of 0%.

The two tables below are examples of how to calculate the basket performance.

Example 1: Basket Performance Is Positive
Basket Component	Hypothetical Initial Value	Hypothetical Final Value	Hypothetical Percentage Change	Weighting	Hypothetical Performance Value
SPY shares	$120	$114	–5% (worst performance)	0%	0.00%
EEM shares	$30	$31.50	5% (second-best performance)	45%	2.25%
EFA shares	$50	$55	10% (best performance)	55%	5.50%
Hypothetical basket performance:					7.75%

Basket performance = Sum of performance values of each basket component

Each performance value = [(final price - initial price) / initial price] × weighting

SPY shares =   [($114 – $120) / $120] × 0%  = 0.00%,

plus

EEM shares = [($31.5 – $30) / $30] × 45%  = 2.25%,

plus

EFA shares = [($55 – $50) / $50] × 55%  = 5.50%,

Hypothetical basket performance   =   7.75%

The payment at maturity per security is $10 + ($10 × 7.75%) = $10.775.

October 2011	Page 8

Participation Securities Linked to Global Equities due October    , 2014
Based on a Performance Allocation Basket Composed of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund

Example 2: Basket Performance Is Negative
Basket Component	Hypothetical Initial Value	Hypothetical Final Value	Hypothetical Percentage Change	Weighting	Hypothetical Performance Value
SPY shares	$120	$126	5% (best performance)	55%	2.75%
EEM shares	$30	$21	-30% (worst performance)	0%	0.00%
EFA shares	$50	$37.50	-25% (second-best performance)	45%	-11.25%
Hypothetical basket performance:					-8.50%

Basket performance = Sum of performance values of each basket component

Each performance value = [(final price - initial price) / initial price] × weighting

SPY shares =   [($126 – $120) / $120] × 55%  = 2.75%,

plus

EEM shares = [($21 – $30) / $30] × 0%  = 0.00%,

plus

EFA shares = [($37.50 – $50) / $50] × 45%  = -11.25%,

Hypothetical basket performance   =   -8.50%

The payment at maturity per security is $10 + ($10 × -8.50%) = $9.15.  As the basket performance is negative, the payment at maturity per security will be less than the $10 stated principal amount.

In the above example, one of the basket components — the SPY shares — has increased in price by 5% from its initial price, but the other two basket components have declined in price by 25% and 10%.  Accordingly, although one of the basket components has increased in price, the significant decline in price of the second-best performing basket component offsets such increase and the basket performance is negative.  Therefore, the payment at maturity per security will be less than the $10 stated principal amount.

While the weightings of the basket components are set on the determination date in a way that is favorable to the investors (55% for the best-performing basket component, 45% for the second-best performing basket component and 0% for the worst-performing basket component), the basket performance can still be negative if at least two of the basket components decline in price over the term of the securities, in which case you will lose some or all of your initial investment.

Please review the tables setting forth the historical performance of each of the basket components for each calendar quarter in the period from January 1, 2006 through September 27, 2011 and related graphs under “Historical Information” beginning on page 17.  You cannot predict the future performance of any of the basket components or of the basket as a whole, or whether increases in the prices of any of the basket components will be offset by decreases in the prices of other basket components, based on their historical performance.

October 2011	Page 9

Participation Securities Linked to Global Equities due October    , 2014
Based on a Performance Allocation Basket Composed of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund

Risk Factors

The securities are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the securities do not pay interest or guarantee any return of principal at maturity.  This section describes the most significant risks relating to the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying preliminary pricing supplement and the accompanying prospectus.  You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

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The securities do not pay interest or guarantee the return of any principal.  The terms of the securities differ from those of ordinary debt securities in that we will not pay you interest on the securities and do not guarantee the return of any principal at maturity.  Instead, at maturity, you will receive for each $10 stated principal amount of securities that you hold an amount in cash based upon the basket performance.  If the basket performance is negative, you will receive an amount in cash that is less than the $10 stated principal amount of each security by an amount proportionate to the decline in the value of the weighted basket.  This amount will be less, and may be significantly less, than the stated principal amount.  As there is no minimum payment at maturity on the securities, you could lose your entire investment.

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The securities will not be listed on any securities exchange and secondary trading may be limited.  The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. may, but is not obligated to, make a market in the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

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Market price influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

• the levels of each of the basket components at any time,

• the relative performance of the basket components at any time,

• the volatility (frequency and magnitude of changes in price) of the basket components,

• interest and yield rates in the market,

•  geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the securities underlying the basket components, or equity markets generally, and that may affect the final price for each basket component,

• the time remaining to the maturity of the securities,

• the dividend rate on the stocks comprising the S&P 500® Index, the MSCI Emerging Markets Index or the MSCI EAFE Index, and

• any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  For example, you may have to sell your securities at a substantial discount from the stated principal amount of $10 per security if the basket components at the time of sale are at or below their initial prices or if market interest rates rise.  You cannot predict the future performance of any of the basket components based on their historical performance.  There can be no assurance that there will be any positive basket performance over the term of the securities such that you will receive at maturity an amount in excess of the stated principal amount of the securities, and if at least two basket components decline in price, you may lose some or all of your initial investment in the securities.

October 2011	Page 10

Participation Securities Linked to Global Equities due October    , 2014
Based on a Performance Allocation Basket Composed of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund

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The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity and therefore you are subject to the credit risk of Morgan Stanley.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your initial investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness. Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

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Changes in the price of one or more of the basket components may offset each other. Movements in the prices of the basket components may not correlate with each other.  At a time when the price of one or more of the basket components increases, the price of one or more of the other basket components may not increase as much, or may decrease.  Therefore, in calculating the basket performance, increases in the price of one or more of the basket components may be moderated, or wholly offset, by lesser increases or decreases in the price of one or more of the other basket components.

While the best-performing basket component will be given the highest weight and the worst-performing basket component the lowest weight, the basket performance can still be negative if two or more of the basket components decline in price over the term of the securities.  If the basket performance is negative, you will lose some or all of your initial investment.

You can review tables and graphs illustrating the historical performance of the basket components for the period from January 1, 2006 through September 27, 2011, in “Historical Information” beginning on page 17.

You cannot predict the future performance of any of the basket components, or of the basket as a whole, or whether increases in the price of any of the basket components will be offset by lesser increases or decreases in the price of other basket components based on their historical performance.

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The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the basket components.  MS & Co., as calculation agent, will adjust the amount payable at maturity for certain events affecting the basket components. However, the calculation agent will not make an adjustment for every event that could affect the basket components. If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the securities may be materially and adversely affected.

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Adjustments to any of the basket components could adversely affect the value of the securities.  The investment advisor for each of the basket components seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to their investment strategy or otherwise, the applicable investment advisor can add, delete or substitute the components of such basket components.  Any of these actions could adversely affect the price of the applicable basket components and, consequently, the value of the securities.  In addition, the publisher of each share underlying index is responsible for calculating and maintaining the relevant share underlying index.  The applicable index publisher may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes required by certain corporate events relating to the component stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the share underlying index.  The index publisher may also discontinue or suspend calculation or publication of any of the underlying indices at any time.  If this discontinuance or suspension occurs following the termination of the related basket components, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued index, and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.  Any of these actions could adversely affect the prices of any of the basket components and, consequently, the value of the securities.

October 2011	Page 11

Participation Securities Linked to Global Equities due October    , 2014
Based on a Performance Allocation Basket Composed of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund

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The basket components and the S&P 500® Index, the MSCI Emerging Markets Index® or the MSCI EAFE Index® are different.  The performance of any of the basket components may not exactly replicate the performance of the corresponding share underlying index because each of the basket components will reflect transaction costs and fees that are not included in the calculation of the corresponding indices tracked by such basket components.  It is also possible that one or more of the basket components may not fully replicate, or may in certain circumstances diverge significantly from, the performance of the corresponding share underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in such basket components, differences in trading hours between such basket components and the corresponding share underlying index or due to other circumstances.  Additionally, the investment adviser of any of the basket components may have authorization to invest up to a certain percentage of its assets in shares of other exchange-traded funds that seek to track the performance of equity securities of similar constituent countries or industries of the corresponding index tracked by such basket components.

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There are risks associated with investments in securities, such as the securities, linked to the value of foreign (and especially emerging markets) equity securities.  The EFA shares track the performance of the MSCI EAFE Index, which is linked to the value of foreign equity securities and the EEM shares track the performance of the MSCI Emerging Markets Index, which is linked to the value of emerging markets equity securities.  Investments in securities linked to the value of any foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  In addition, the stocks included in the MSCI Emerging Markets Index and that are generally tracked by the EEM shares have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally.  Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries.  The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

The prices of the EEM shares and the EFA shares are subject to currency exchange rate risk.  Because the prices of the EEM shares and the EFA shares, two of the basket components, are related to the U.S. dollar value of stocks underlying the MSCI Emerging Markets Index and the MSCI EAFE Index, respectively, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the component securities of the EEM shares and the EFA shares trade.  Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to that country including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each region.  Further, currencies of emerging economies are often subject to more frequent and larger central bank interventions than the currencies of developed countries and are also more likely to be affected by drastic changes in monetary or exchange rate policies of the relevant country .  The net exposure will depend on the extent to which the currencies of the component countries strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the EEM shares and the EFA shares, the prices of the EEM shares and the EFA shares will be adversely affected and the payment at maturity on the securities may be reduced.

October 2011	Page 12

Participation Securities Linked to Global Equities due October    , 2014
Based on a Performance Allocation Basket Composed of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund

Of particular importance to potential currency exchange risk are:

• existing and expected rates of inflation;

• existing and expected interest rate levels;

• the balance of payments; and

• the extent of governmental surpluses or deficits in the component countries and the United States of America.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

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Investing in the securities is not equivalent to investing in the basket components.  Investing in the securities is not equivalent to investing directly in the basket components or their component securities.  For example, as an investor in the securities, you will not have voting rights or the right to receive dividends or other distributions with respect to the component securities. In addition, you do not have the right to exchange your securities for any basket components at any time, and you are subject to the credit risk of Morgan Stanley.

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The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

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Hedging and trading activity by our subsidiaries could potentially affect the value of the securities.  One or more of our subsidiaries expect to carry out hedging activities related to the securities (and to other instruments linked to the basket components or component stocks of the S&P 500 Index, MSCI EAFE Index or MSCI Emerging Markets Index), including trading in the basket components or the stocks that constitute the S&P 500 Index, MSCI EAFE Index or MSCI Emerging Markets Index as well as in other instruments related to the basket components.  Some of our subsidiaries also trade the basket components or the stocks that constitute the S&P 500 Index, MSCI EAFE Index or MSCI Emerging Markets Index and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial prices of the basket components and, therefore, increase the prices at which the basket components must close on the determination date so that an investor will not suffer a loss on its investment in the securities.  Additionally, such hedging or trading activities during the term of the securities, including on the determination date, could adversely affect the price of the basket components on the determination date and, accordingly, the amount of cash an investor will receive at maturity, if any.

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The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, MS & Co. will determine the initial price and final price of each basket component and the basket performance, and will calculate the payment at maturity you will receive, if any.  Determinations made by MS & Co. in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events or the price of any basket component in the event of a market disruption event, may adversely affect the payout to you at maturity.

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The U.S. federal income tax consequences of an investment in the securities are uncertain.  Please read the discussion under “Fact Sheet ― General Information ― Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying preliminary pricing supplement

October 2011	Page 13

Participation Securities Linked to Global Equities due October    , 2014
Based on a Performance Allocation Basket Composed of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund

(together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities.  As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder might be recharacterized as ordinary income (which ordinary income would also be subject to an interest charge).  In addition, if the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections.  For example, under one treatment, U.S. Holders could be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income.  The issuer does not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.  In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime (as discussed above).  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments,  the potential application of the constructive ownership regime, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

October 2011	Page 14

Participation Securities Linked to Global Equities due October    , 2014
Based on a Performance Allocation Basket Composed of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund

Information about the Basket Components

The SPDR® S&P 500® ETF Trust. The SPDR S&P 500 ETF Trust (formerly SPDR Trust, Series 1), or SPY, formed by PDR Services LLC, is a unit investment trust registered under the Investment Company Act of 1940 that holds a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, as the S&P 500® Index.  A SPDR represents an undivided ownership interest in SPY.  SPY seeks investment results that generally correspond to the price and yield performance, before fees and expenses, of the S&P 500® Index.  Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by SPY pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-46080 and 811-06125, respectively, through the Commission’s website at.www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® MSCI Emerging Markets Index Fund.  The iShares® MSCI Emerging Markets Index Fund is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index.  The iShares® MSCI Emerging Markets Index Fund is managed by iShares®, Inc. (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets Index Fund.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at.www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® MSCI EAFE Index Fund.  The iShares® MSCI EAFE Index Fund is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index®.  The iShares® MSCI EAFE Index Fund is managed by iShares Trust (the “iShares Trust”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE Index Fund.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

These preliminary terms relate only to the securities offered hereby and do not relate to the basket components.  We have derived all disclosures contained in these preliminary terms regarding the basket components from the publicly available documents described in the preceding paragraphs under the headings “The SPDR S&P 500® ETF Trust,” “The iShares® MSCI EAFE Index Fund” and “The iShares® MSCI Emerging Markets Index Fund.”  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to SPY, iShares Trust, iShares or any of the basket components.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding SPY, iShares Trust, iShares or any of the basket components is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs under the headings “The SPDR S&P 500® ETF Trust,” “The iShares® MSCI EAFE Index Fund” and “The iShares® MSCI Emerging Markets Index Fund”) that would affect the trading price of the basket components (and therefore the price of the basket components at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning SPY, iShares Trust, iShares or any of the basket components could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

October 2011	Page 15

Participation Securities Linked to Global Equities due October    , 2014
Based on a Performance Allocation Basket Composed of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket components.

October 2011	Page 16

Participation Securities Linked to Global Equities due October    , 2014
Based on a Performance Allocation Basket Composed of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund

Historical Information

The following tables present the published high and low closing prices, as well as end-of-quarter closing prices, for each of the basket components for each quarter in the period from January 1, 2006 through September 27, 2011.  The related graphs set forth the daily closing prices for each of the basket components in the same period.  The closing prices of each of the basket components on September 27, 2011 were (i) in the case of the SPY shares, $117.54, (ii) in the case of the EEM shares, $37.58 and (iii) in the case of the EFA shares, $49.35.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets, without independent verification.  The historical performance of the basket components should not be taken as an indication of their future performance, and no assurance can be given that the basket performance will be positive so that you will not suffer a loss on your investment in the securities.

SPDR® S&P 500® ETF Trust	High ($)	Low ($)	Period End ($)
2006
First Quarter	131.03	125.48	129.83
Second Quarter	132.62	122.55	127.23
Third Quarter	133.74	123.34	133.58
Fourth Quarter	143.12	133.08	141.62
2007
First Quarter	146.04	137.35	142.00
Second Quarter	154.10	142.16	150.43
Third Quarter	155.07	141.04	152.58
Fourth Quarter	156.48	140.95	146.21
2008
First Quarter	144.93	128.00	131.97
Second Quarter	143.05	127.53	127.98
Third Quarter	130.71	111.38	115.99
Fourth Quarter	116.06	75.45	90.24
2009
First Quarter	93.47	68.11	79.52
Second Quarter	95.08	81.06	91.95
Third Quarter	107.32	87.96	105.59
Fourth Quarter	112.72	102.49	111.44
2010
First Quarter	117.41	105.89	117.00
Second Quarter	121.81	103.22	103.22
Third Quarter	114.82	102.20	114.13
Fourth Quarter	125.92	113.75	125.75
2011
First Quarter	134.53	126.18	132.59
Second Quarter	136.43	126.81	131.97
Third Quarter (through September 27, 2011)	135.36	112.26	117.54

SPDR® S&P 500® ETF Trust – Daily Closing Values January 1, 2006 to September 27, 2011

October 2011	Page 17

Participation Securities Linked to Global Equities due October    , 2014
Based on a Performance Allocation Basket Composed of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund

iShares® MSCI Emerging Markets Index Fund	High ($)	Low ($)	Period End ($)
2006
First Quarter	49.35	49.35	49.35
Second Quarter	49.35	49.35	49.35
Third Quarter	49.35	49.35	49.35
Fourth Quarter	49.35	49.35	49.35
2007
First Quarter	39.54	35.10	38.83
Second Quarter	44.40	39.15	43.88
Third Quarter	50.13	39.50	49.82
Fourth Quarter	55.73	47.18	50.10
2008
First Quarter	50.37	42.16	44.79
Second Quarter	51.71	44.47	45.24
Third Quarter	44.43	31.55	34.17
Fourth Quarter	34.58	18.26	24.97
2009
First Quarter	27.10	19.94	24.81
Second Quarter	34.64	25.63	32.23
Third Quarter	39.28	30.74	38.91
Fourth Quarter	42.07	37.57	41.50
2010
First Quarter	43.20	36.83	42.12
Second Quarter	43.98	36.17	37.32
Third Quarter	44.77	37.59	44.77
Fourth Quarter	48.58	44.78	47.64
2011
First Quarter	48.67	44.60	48.67
Second Quarter	50.20	45.50	47.60
Third Quarter (through September 27, 2011)	48.48	34.95	37.58

iShares® MSCI Emerging Markets Index Fund – Daily Closing Values January 1, 2006 to September 27, 2011

October 2011	Page 18

Participation Securities Linked to Global Equities due October    , 2014
Based on a Performance Allocation Basket Composed of the SPDR® S&P 500® ETF Trust, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund

iShares® MSCI EAFE Index Fund	High ($)	Low ($)	Period End ($)
2006
First Quarter	65.38	60.33	64.92
Second Quarter	70.58	59.46	65.39
Third Quarter	68.36	61.70	67.75
Fourth Quarter	74.33	67.94	73.22
2007
First Quarter	76.72	70.90	76.26
Second Quarter	81.78	76.50	80.77
Third Quarter	83.62	73.94	82.59
Fourth Quarter	86.10	78.24	78.50
2008
First Quarter	78.35	68.34	71.90
Second Quarter	78.52	68.08	68.67
Third Quarter	68.00	53.08	56.30
Fourth Quarter	55.88	35.73	44.86
2009
First Quarter	45.44	31.70	37.59
Second Quarter	49.04	38.57	45.81
Third Quarter	55.81	44.01	54.68
Fourth Quarter	57.28	52.66	55.28
2010
First Quarter	57.96	50.46	55.98
Second Quarter	58.04	46.29	46.51
Third Quarter	55.42	47.09	54.92
Fourth Quarter	59.46	54.26	58.22
2011
First Quarter	61.92	55.29	60.08
Second Quarter	63.87	57.10	60.14
Third Quarter (through September 27, 2011)	60.80	46.66	49.35

iShares® MSCI EAFE Index Fund – Daily Closing Values January 1, 2006 to September 27, 2011

October 2011	Page 19